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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Nos. 333-67917 and 333-67909) on Form S-8 pertaining to the UWSI/BCBSUW 401
(k) Plan and the United Wisconsin Services, Inc. Equity Incentive Plan, respectively, of our report dated February 12, 1999 with respect to the consolidated financial statements of United Wisconsin Services, Inc. included in the Company's Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


Milwaukee, Wisconsin                             ERNST & YOUNG, LLP
March 25, 1999